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EXHIBIT 10.36
                         AGREEMENT FOR
            THE PURCHASE OF CRUDE OIL AND CONDENSATE

DATED this 9th day of November, 1997

BETWEEN

(1) FLETCHER CHALLENGE ENERGY TARANAKI LIMITED a company duly incorporated in New Zealand having its registered office at New
Plymouth, New Zealand (the "Buyer"); and

(2)  NGATORO ENERGY LIMITED a company duly incorporated in New
Zealand having its registered office at Wellington, New Zealand
(the "Seller")

WHEREAS:

A. The Parties are Permit Holders in respect of PMP 38148 held by the Parties and in the respective Percentage Interests as specified in Schedule 1.

B. The Buyer currently transports its Percentage share of Product from the Ngatoro Field to the Omata Tank Farm in the following manner:

(i) Product from the Ngatoro 1 Site by way of transmission through a certain Pipeline;
(ii) Product from the Ngatoro 2 Site by way of carriage by road tanker.

C.   The Seller now desires the following:

(i) to transport its Percentage Share of Product from the Ngatoro 1 Site to the Omata Tank Farm by way of transmission through the said Pipeline or alternatively (by default) by way of carriage by road tanker; and
(ii)
to continue to transport its Percentage share of Product from the Ngatoro 2 Site by way of carriage by road tanker.

D. To facilitate the above, the Seller has agreed to sell its Percentage Share of the Product produced from the Ngatoro Field to the Buyer and the Buyer has agreed to purchase the same on the terms and conditions contained herein.








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THE PARTIES HEREBY AGREE as follows:

1.0  INTERPRETATION

1.1  Defined Terms

In this Agreement and in each schedule unless the context otherwise requires, the following terms shall have the following meanings:

"Agreement" means this agreement including the Schedules and as amended from time to time in accordance with clause 21.0;

"bbl" means a unit of Product consisting of 158.987 litres of oil
(excluding water, sediment, and other impurities) at an atmospheric pressure of 1.01325 bars and a temperature of 15 degrees Celsius, and "Barrel" and "Barrels" shall have corresponding meanings;

"bpd" mean Barrels of oil per day;

"Commencement Date" mean 1 April 1997;

"Default Interest Rate" means the average floating rate of interest calculated at three percent above the average 90 day bank bill mid rate quoted in New Zealand on Reuters for bank bills at 10.45 am on the day on which the default is made or, if no such rate is quoted on that day, on the immediately preceding day on which a rate is quoted, or in the event publication of such rate has ceased then the rate of interest calculated at three percent above the average 90 day commercial bill rate quoted by Reuters and thereafter for each day of the default;

"Deliver" means to deliver Product to the Point of Delivery, and the words "Delivered", "Delivery" and

"Deliveries" shall have corresponding meanings;

"Force Majeure Event" shall have the meaning ascribed to it in clause 12.1;

"Inspector" means the inspector(s) nominated in Schedule 3; "Meter FT 016" means the meter located at the Ngatoro 1 Site and marked FT 016 on drawing number 660-11002 of the Piping and Instrumentation Diagram for the Ngatoro Production Station (attached as Schedule 2);

"Month" means a calendar month;

"Month of Delivery" means the Month in which Deliveries made shall be aggregated for invoicing;


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"Ngatoro 1 Site" means the Ngatoro 1 well site located within the
Ngatoro Field;

"Ngatoro 2 Site" means the Ngatoro 2 well site located within the Ngatoro Field;

"Ngatoro Field" means the geologic structures containing recoverable hydrocarbons within the area defined in PMP 38148;

"Ngatoro Spur Line" means the pipeline which ties in the Ngatoro 1 Site to the Oil export Pipeline;

"Oil Export Pipeline" means the oil export pipeline which runs between the Waihapa Production Station and the Omata Tank Farm and which is owned by the TAWN Joint Venture;

"Omata Tank Farm" means the crude oil and condensate storage facility owned by Fletcher Challenge Petroleum Marketing Limited and situated at Omata, New Plymouth;

"Operator" means the operator for the time being of PMP 38148;

"Party" means either the Buyer or the Seller, depending on the context, and "Parties" means the Buyer and Seller collectively;

"Percentage Interest" means the percentage interests each of the Permit Holders holds individually in PMP 38148, as indicated in
Schedule 1;

"Percentage Share" means the share of Product due to a Permit
Holder in accordance with its Percentage Interest;

"Permit Holder" means a permit holder in PMP 38148 and

"Permit Holders" has a corresponding meaning;

"Pipeline" means the Ngatoro Spur Line;

"Point of Delivery" means either (as the case may be):
a) bwhere the Product is to be Delivered to the Pipeline, the point at which the Product enters the Ngatoro Spur Line at the Ngatoro 1 Site, downstream from the valve XSV 019 on drawing number 660-11002 of the Piping and Instrumentation Diagram for the Ngatoro Production Station (attached as Schedule 2); or

b) where the Product is to be Delivered by road tanker, the point at the Omata Tank Farm at which the Flange on the discharge hose of the tanker connects with the tank loading flange or manifold;

"PMP 38148" means Petroleum Mining Permit 38148;


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"Price" means the purchase price calculated by multiplying the volume of Product Delivered in the relevant Month with the Price per Barrel specified in this Agreement;

"Product" means oil and condensate produced from the Ngatoro
Field, measured in bbl;

"Quantity" means the quantity of Product specified in Schedule 3;

"Quality" means the quality of Product, the requirements of which are specified in Schedule 3;

"Range" means (in relation to Quantity) between 1100 bpd and 1750 bpd;

"Seller's Bank Account" means the account number at the Seller's
Bank specified in Schedule 3;

"Seller's Bank" means the bank identified as such in Schedule 3;

"Statement of Quantity" means the document produced by the Inspector specifying the quantity of Product Delivered during the relevant Month;

"Tapis" means the average of the mean of the Asian Petroleum Price Index (APPI) Tapis quotations as published by Seapac Services, Hong Kong for the Month of Delivery calculated to three (3) decimal places, exclusive of Goods and Services Tax.

"Term" means the term of this Agreement commencing on the Commencement Date and terminating on the Termination Date, unless varied in accordance with clause 21.0;

"Termination Date" means 31 March 1998;

"Upon Demand" shall have the meaning ascribed to that term in the Fifth Schedule to the Chattels transfer Act 1924;

"Working Day" means any day on which banks are open for normal business in Auckland, New Zealand.

1.2  Construction

In the construction of this Agreement, unless the context otherwise requires:

a) Headings and subheadings appear as a matter of convenience and shall not affect the construction of this Agreement;

b) References to clauses and Schedules are to clauses and schedules in this Agreement;


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c)   The singular includes the plural and vice versa, and words importing any gender include the other gender;

d) References to a Party shall include where appropriate that Party's successors, agents, servants, invitees and contractors;

e) References to persons or parties shall be deemed to include references to individuals, companies, corporations, firms, partnerships, joint ventures, associations, organisations, trusts, states or agencies of state, government departments and local and municipal authorities in each case whether or not having separate legal personality;

f) References to a prohibition against doing anything are to be regarded as including references to not permitting, suffering or causing that thing to be done;

g) References to an enactment, New Zealand standard or any regulations are references to that enactment, standard or those regulations as amended, or to any enactment, standard or regulations substituted for that enactment, standard or those regulations;

h)   All references to time in this document shall refer to New
Zealand Standard Time;

2.0  SALE AND PURCHASE

2.1 The Buyer agrees to buy and the Seller agrees to sell the Product on the terms and conditions contained in this Agreement.

2.2 The Product shall be Delivered to the Buyer at the Point of Delivery.

3.0  WARRANTIES

3.1 The Seller warrants that it has clear and unencumbered title to the Product sold and Delivered hereunder at the time of Delivery.

4.0  TERM

4.1 This Agreement shall be deemed to have commenced on the Commencement Date and shall remain in force and effect until the Termination Date unless any of the following occur earlier:

a) Either Party gives notice to the other Party pursuant to clause 15.2, and this Agreement is terminated as a consequence; or

b) The Agreement is extended by way of variation in accordance with clause 21.0.


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5.0  PRICE AND PAYMENT

5.1 The Buyer shall pay the Price specified in Schedule 3 to the Seller for Product Delivered.

5.2 Subject to the provisions of clause 5.6 the Buyer shall pay the Price in respect of each Month's total delivery of Product on the 20th of the Month following the Month of Delivery upon the receipt of the following documents:

     a)   a statement of quantity in respect of the Month's total
Delivery; and

     b)   an invoice for the Price in respect of the Month's total
Delivery.

In the event that the 20th day of the Month falls on a Saturday or on a day the Seller's Bank is not open for business Tuesday through Friday (inclusive) then and in such instance payment shall be made on the preceding Working Day. In the event that payment falls on a Sunday or Monday when the Seller's Bank is not open for business, then and in such instance payment shall be made on the next Working Day.

5.3 The invoice referred to in clause 5.2 b) shall be forwarded to the Buyer not less than five (5) Working Days before the date the invoice is due to be paid and shall be based on the Statement of Quantity and the findings of the Inspector(s) in accordance with the provisions of clause 8.0.

5.4  Subject to the provisions of clause 5.6 the Buyer shall:

a) pay the Price free of any deductions whatsoever and without asserting any set-off, counterclaim, or right to withhold whatsoever; and

b)   deposit the Price directly into the Seller's Account.  The
Buyer shall ensure that such deposit shall clearly reference the Seller's invoice number and name.

5.5 Subject to clause 5.6, if the Buyer fails to pay all or part of the invoiced Price to the Seller on the date due, then the Buyer shall Upon Demand, pay to the Seller interest calculated at the Default Interest Rate. Such interest shall accrue on the unpaid portion of the Price from the due date until payment is actually made.

5.6  Disputed Invoices

5.6.1 In the event of any dispute concerning an invoiced amount (referred to in the balance of this clause 5.6 as "the dispute") the Buyer shall, within ten (10) Days from the date it received the invoice, notify the Seller in writing identifying the amount in dispute and giving full reasons for the dispute. The Buyer shall pay the full amount of any portion of the invoice which is not in dispute as set out in clause 5.4. The dispute will then be referred to the dispute resolution procedure outlined in the provisions of clause 17.0 In the event that Buyer complies with the terms of this clause 5.6.1, the Seller shall not have the right to suspend the continued supply of the Product by reason only of the Buyer's withholding of the disputed amount.

5.6.2 Where as a result of the determination of the dispute either Party has to pay money to the other, then in addition to such payment, interest calculated on a daily basis (but not compounded) shall be payable thereon from the due date for payment of the invoice until actual payment at a rate equal to the Default Interest Rate.

5.6.3 If it shall be found at any time that the Buyer has been overcharged or undercharged in any form whatsoever under the provisions of this Agreement and the Buyer shall have actually paid the invoices containing such overcharge or undercharge, then, within thirty (30) days after such error has been discovered and the amount has been agreed to by the Parties or determined during the disputes resolution procedure pursuant to the provisions of clause 17.0, the Seller shall refund to the Buyer the amount of any such overcharge or the Buyer shall pay to the Seller the amount of any such undercharge, in both cases together with interest on the overcharged or undercharged amount at the Default Interest Rate calculated from the due date for payment of the appropriate invoice to the date of actual payment of the overcharged or undercharged amount PROVIDED THAT there shall be no right to re-open invoices if more than eighteen (18) months has elapsed since the date of the invoice.

6.0  DELIVERY

6.1 The Seller hereby acknowledges that transportation of Product from the Ngatoro 1 Site by way of transmission through the Pipeline is dependent on the Buyer's use of the Pipeline pursuant to an Oil Transportation Agreement with the owners of that Pipeline dated 30 January 1997, and that transmission may be interrupted at any time for maintenance or emergencies in accordance with the provisions of that agreement.

6.2 The Buyer shall endeavour to give as much advance notice as possible of interruption of transmission through the Pipeline, including at least five (5) days notice of a planned shutdown for maintenance. Where notice has been given by the Buyer in accordance with this clause, then and in such instance the Seller shall arrange and take sole responsibility for Product from the Ngatoro 1 Site to be Delivered by road tanker.


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6.3  Where Product is to be Delivered by road tanker then a delivery schedule indicating the quantity and timing of such Deliveries shall be agreed upon in writing between the Parties.
The Seller shall use its best endeavours to conform to the delivery schedule for the Delivery of Product.

6.4 The Seller shall Deliver the Product to the Buyer and the Buyer shall take Delivery of the Product from the Seller at the Point of Delivery and the Buyer shall at the sole expense of the Buyer arrange the storage or carriage of the Product beyond the Point of Delivery.

6.5 The Product shall be supplied and Delivered hereunder by the Seller and the Buyer shall receive and take Delivery of the same at an approximately even rate over the Term of the Agreement, acknowledging the Ngatoro field's natural rate of decline.

6.6 Subject to any right to the control contained herein the Buyer shall not prevent, interrupt, or delay the Delivery of the Product.

6.7 Notwithstanding clause 6.6, the Buyer reserves the right not to receive Product from time to time due to lack of pullage, PROVIDED THAT:

(a) the exercise of the right contained in this clause 6.7 shall be on the basis that the Buyer shall endeavour to pro rate such right across all parties having use of the Omata Tank Farm storage facilities (including the Buyer), whether or not such parties are parties to this or similar Agreement; and

(b) where the Buyer wishes to exercise this right the Buyer shall give notice to the Seller of such intention in accordance with this Agreement.

7.0  TITLE AND RISK

7.1 Title to the Product and all risk of loss or damage to the Product (including without limitation, contamination, shortage or diminution of quantity) shall pass from the Seller to the Buyer as the Product passes the Point of Delivery.

8.0  INSPECTION

8.1 The independent Inspector(s) nominated in Schedule 3 shall check and verify the quantity and quality of the Product Delivered at the Point of Delivery. A copy of the Inspector's report shall be provided to both the Buyer and the Seller. The Inspector's findings shall be final and binding, except in the case of manifest error. The costs of such inspection(s) and reports shall be borne equally by the Buyer and the Seller.



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9.0  QUALITY

9.1 The Seller warrants that the Product to be Delivered to the Buyer for transportation from the Ngatoro Field to the Omata Tank Farm through the Pipeline pursuant to this Agreement will meet the Quality requirements specified in paragraph 3 of Schedule 3 (referred to in the balance of this clause 9.0 as the "Quality Requirements".)

9.2 Notwithstanding anything else contained in this Agreement, if the Buyer in its absolute discretion reasonably determines that the Quality Requirements have not been met then the Buyer will have the right to refuse acceptance of Product Delivered and to terminate this Agreement in accordance with clause 15.0.

10.0 QUANTITY

10.1 The Seller undertakes that within the Range, the Seller will Deliver the Quantity to the Buyer on a daily basis.

10.2 In respect of the Quantity of Product:

a) where the Product is delivered by the Seller by road tanker, the Statement of Quantity of Product carried by the road tanker shall be prepared by the Inspector based upon the Weighbridge dockets for Product delivered by the Seller to the Omata Tank Farm; and,

b) where the Product is delivered by the Seller to the Pipeline, the Statement of Quantity of Product carried by Pipeline shall be prepared by the Operator based upon the meter reading of Meter FT 016 and subject to any adjustments as deemed appropriate and necessary for the purposes of accuracy by the Inspector. Either Party may elect to be present at the time of the said meter reading by the Operator for the purposes of preparing the Statement of Quantity.

10.3 For the purposes of verifying the accuracy of meter readings for Product delivered by Pipeline the Parties shall ensure that:

a) on a monthly basis the metered volume of Product is checked against the tank volume of Product. In the event that the tank volume indicates that Meter FT 016 is out of calibration then the Parties shall take such steps as they deem necessary to ensure that it is recalibrated; and

b) on a six (6) monthly basis ensure that a calibration test is conducted on Meter FT 016.

10.4 Where the total volume of Product (including the Seller's Percentage Share), produced from the Ngatoro Field falls outside of the Range then and in such instance the Buyer reserves the right to
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give written notice requiring the Seller to renegotiate the Price or other material terms of this Agreement. Such notice shall contain the new price or terms desired by the Buyer.

10.5 If the Parties do not agree upon a new price or terms satisfactory to both Parties within thirty (30) days after the Buyer gives such notice, subject to subclause 10.6 the Buyer may terminate this Agreement at the end of the thirty day period. Any Product Delivered during this thirty day period shall be sold and purchased at the Price and on the terms applying hereunder without any adjustment, and neither party shall have further claim against the other in this regard.

10.6 For the avoidance of doubt, in the event that the Buyer exercises its rights under subclause 10.5 then the Buyer's sole remedy will be under that subclause and the Buyer will not have any further rights to claim from or against the Seller any amount by way of general or special damages or otherwise.

11.0 INSURANCE

11.1 Both Parties shall obtain and maintain throughout the term of this Agreement such public liability insurance and other suitable insurance to cover each Party's respective operations as would be obtained by a prudent Buyer or Seller of crude oil participating in the petroleum industry. Each Party shall, Upon Demand from the Buyer, provide evidence that such insurance cover has been obtained and that the premiums for such insurance cover have been paid.

12.0 TAXES, DUTIES AND IMPOSTS

12.1 All taxes, duties or other imposts (including without limitation Goods and Services Tax) (whether retroactive or otherwise), levied on the Product and arising in New Zealand prior to the Point of Delivery of the Product to the Buyer, shall be the sole responsibility of and shall be paid on or before the due date by the Seller.

13.0 FORCE MAJEURE

13.1 For the purposes of this clause 13.0, a "Force Majeure Event" shall mean an event or circumstance beyond the control of either Party, which results in or causes a failure by one Party in the performance of any obligations imposed on it by this Agreement notwithstanding the exercise by that Party of reasonable care.

13.2 Notwithstanding any other provisions of this Agreement but subject to clause 13.3, neither the Buyer nor the Seller shall be responsible for any failure to fulfill their respective obligations under this Agreement if fulfillment has been delayed, hindered, interfered with, curtailed or prevented by any Force Majeure Event whatsoever which is not within the control of the Buyer or of the Seller as the case may be, including but not limited to:

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a)   acts of God, acts of the Queen's enemies, sabotage, acts of war, blockades, insurrections, riots, epidemics, floods, storms, fires, washouts, explosions, breakage of or accident to machines, pipelines, or associated equipment, freezing of wells or delivery facilities, well blowouts, craterings, nuclear accidents or civil disturbances; or

b) any curtailment, failure or cessation of supplies of Product from any of the Seller's sources of supply (whether in fact sources of supply for the purposes of this Agreement or not); or

c) any compliance with any law, regulation, or ordinance, or with any order, demand, or request of any international, national, port, transportation, local, or other authority or agency or of any body or person purporting to be or to act for such authority or agency or any corporation directly or indirectly controlled by any of them; or

d) a strike, lock-out or labour dispute (whether or not the Seller, its suppliers or the Buyer as the case may be, are party thereto or would be able to influence or procure the settlement thereto).

13.3 Subject to clause 15.1c) no mere curtailment or suspension or acceptance of Deliveries, pursuant to this clause 13.0 shall operate to extend or to terminate this Agreement. Any portion of the Product, the Delivery or acceptance of which has been prevented by a Force Majeure Event shall be deducted from the amount required to be Delivered and received pursuant to this Agreement unless otherwise agreed. Performance under these Terms and Conditions shall resume to the extent made possible by the end or amelioration of the Force Majeure Event.

13.4 On the occurrence of any Force Majeure Event the Party so affected in the discharge of its obligations (referred to in the balance of this clause 13.0 as "the affected Party") shall promptly give written notice to the other Party which may, in its discretion request that reasonable evidence of the occurrence of the Force Majeure Event be provided. Upon the termination of the Force Majeure Event the affected Party shall promptly give written notice to the other Party of such termination.

13.5 The affected Party shall take all reasonable steps to make good and resume with the least possible delay, compliance with the obligation which is hindered or prevented, PROVIDED HOWEVER that the affected Party shall not be obliged to settle any labour dispute on terms unacceptable to that Party.

13.6 Where the Force Majeure Event is such that it is unlikely that the affected Party could ever again be in a position to perform its obligations under this Agreement, that Party shall give written notice to be served on the other Party terminating this Agreement
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in accordance with clause 15.0, such notice stating specifically the cause for termination and declaring it to be the intention of the affected Party to terminate the same forthwith.

14.0 NEW AND CHANGED REGULATIONS

14.1 It is understood and acknowledged by and between the Parties that they are entering into this Agreement in reliance on the laws, rules, regulations, decrees, agreements, concessions and arrangements (referred to in the balance of this clause as "Regulations") in effect on the Commencement Date of this Agreement.

14.2 In the event that at any time and from time to time during the Term of this Agreement, any of the Regulations directly or indirectly affecting the Product are changed, modified or amended or new Regulations become effective and the effect of such changed or new Regulations:

a)   is not covered by any other provision of this Agreement, and
b)   has an adverse economic effect upon either Party,

then and in such case the affected Party may give written notice requiring the other Party to renegotiate the Price or other material terms of this Agreement. Such notice shall contain the new price or terms desired by the affected Party.

14.3 If the Parties do not agree upon a new price or terms satisfactory to both Parties within thirty (30) days after the affected Party gives such notice, the affected Party may terminate this Agreement at the end of the thirty day period. Any Product Delivered during this thirty day period shall be sold and purchased at the Price and on the terms applying hereunder without any adjustment in respect of the changed or new Regulations.

15.0 TERMINATION

15.1. This Agreement may be terminated by one Party on the default of the other Party in accordance with this clause 15.0. The Party not in default or unaffected by the circumstances (referred to in the balance of this clause as the "Notifying Party") may at its option give notice to terminate this Agreement in the manner prescribed in clause 10.

15.2.  Defaults may lead to termination in cases where:

a) pursuant to clause 9.2, the Buyer in is absolute discretion has determined that the Product does not meet the quality requirements set out in Schedule 3; or

b) either Party defaults in payment of any money payable under this Agreement (for reasons other than for incorrect or disputed invoices) for a period of ten (10) Business Days; or

c) either Party defaults in the performance of any of the other material covenants or obligations imposed upon it by this Agreement; or

d) a Force Majeure Event occurs with the result that it is unlikely that one Party could ever again be in a position to perform its obligations under this Agreement; or

e) a resolution is passed or an order made by the Court for the winding up of either Party except for the purposes of reconstruction or amalgamation; or

f)   either Party is placed in liquidation; or

g) either Party makes or enters into or endeavours to make or enter into any composition, assignment or other arrangement with or for the benefit of that Party's creditors.

15.2 The Notifying Party shall give written notice to be served on the other Party (referred to in the balance of this clause as the "Defaulting Party") stating specifically the cause for terminating this Agreement and declaring it to be the intention of the Notifying Party to terminate the same.

15.3 Where the notice is given

a) in respect of a default under clause 15.1 (a) (referred to in the balance of this clause as a "5 Day Default"), the Defaulting Party shall have five (5) days after the service of that notice in which to remedy or remove the cause or causes stated in the notice for terminating this Agreement;

b)   in respect of a default under clauses 15.1 (b)   (c) inclusive
(referred to in the balance of this clause as a "30 Day Default"), the Defaulting Party shall have thirty (30) days after the service of that notice in which to remedy or remove the cause or causes stated in the notice for terminating this Agreement;

c)   in respect of a default under clauses 15.1 (d)   (g)
inclusive, no such thirty day period shall apply and termination can be effected immediately upon delivery of the notice.

15.5 If, in respect of a 5 Day Default or a 30 Day Default, the defaulting Party removes and remedies the cause or causes and fully indemnifies the Notifying Party for any and all direct consequences of such breach within the respective notice period, then such notice of default shall be deemed to be withdrawn and this Agreement shall continue in full force and effect.

15.6 If, in respect of a 5 Day Default or a 30 Day Default, the Defaulting Party does not so remedy and remove the cause or causes and/or does not indemnify the Notifying Party for any and all direct consequences of such Default to the satisfaction of the Notifying Party within the respective notice period, then the Notifying Party shall be entitled to terminate this Agreement forthwith.

15.7 The termination of this Agreement shall not, of itself

a) relieve either Party of its obligation to pay any money outstanding at that time; or

b) relieve the Seller of its obligation to deliver any Product at the time of termination (subject to the Seller retaining a lien over such Product against the payment of its outstanding fees); or

c) constitute a waiver of any remedy to which the Party not in default may be entitled for breach of this Agreement.

15.8 The termination rights set out in this clause shall be in addition to, and not in substitution for, any other rights and remedies available to the Parties.

16.0 INDEMNITY

16.1 Except as provided for in clause 16.2, the Buyer shall indemnify and hold harmless the Seller and as the case may be its principals, servants, agents, contractors, and sub-contractors against all actions, claims, losses, liabilities or damages suffered by the Buyer and/or its Affiliates arising from any cause whatsoever including without limitation, any negligent act or omission or willful misconduct of the Buyer.

16.2 Where Product is to be delivered by road tanker, the Seller shall indemnify and hold harmless the Buyer and its servants, agents, contractors and sub-contractors against all costs and expenses arising in respect of any action the Buyer may, in its sole discretion, take in order to minimize any spillage of Product or any damage resulting from such spillage occurring before the Product has been Delivered at the Point of Delivery and whilst the Product is within the Omata Tank Farm.

16.3 The Seller shall indemnify and hold harmless the Buyer and as the case may be its principals, servants, agents, contractors, and sub-contractors against all actions, claims, losses, liabilities or damages suffered by the Seller and/or its Affiliates arising from any cause whatsoever including without limitation, any negligent act or omission or willful misconduct of the Seller.

16.4 Neither Party shall be liable to the other, in actions brought by the other, for special, indirect, consequential or punitive damages resulting from or arising out of this Agreement, including, without limitation, loss of use, loss of profit or business interruptions, however same may be caused and regardless of the

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sole or concurrent negligence of the other Party.  In no event shall this clause limit the indemnities given herein with respect to actions brought by third parties. A Party's obligation to indemnify and hold the other Party harmless shall not apply to the extent such obligation relates to a loss or liability resulting from the willful misconduct of the Party with the right to be indemnified and held harmless.

16.5 As regards injury, sickness or death of persons or damage to, loss, or destruction of property belonging to third parties (being persons in respect of whom indemnities are not granted hereunder) the Parties will be liable to such third parties in accordance with the applicable law in relation to such injury, sickness or death or damage, loss or destruction.

16.6 The indemnities provided under this Agreement will be continuing indemnities and will survive the termination or cessation of performance of it.

17.0 DISPUTES

17.1 The Parties agree that should any dispute, controversy, or claim arise out of or in connection with this Agreement, or the operation, interpretation, breach, termination or validity thereof ("the dispute") then at first instance each shall use its best endeavours to resolve the dispute quickly and amicable by way of negotiation.

17.2 Should such negotiation fail to resolve the dispute within a reasonable period of time, having regard to the nature of the dispute, then the parties may submit the dispute to arbitration in New Zealand pursuant to the provisions of the Arbitration Act 1996 and/or any legislation in amendment thereto or substitution thereof (referred to in the balance of this clause as "the Act"), before a sole independent arbitrator agreed upon by both Parties or, if no such agreement can be reached between the Parties, appointed by the President for the time being of the Taranaki District Law Society PROVIDED THAT in all cases the arbitrator so appointed shall be skilled in the particular nature of the dispute. The provisions of the Act shall apply to any such arbitration except that the arbitrator shall give reasons in writing for the decision, and such decision shall be final and binding on the Parties without right of application or appeal (except where the arbitral award was improperly rendered due to misconduct of the arbitrator(s) or was improperly procured). The Parties expressly agree that the arbitrator cannot refer or consent to the application by any Party to refer the matter arising out of any proceedings commenced pursuant to this clause 17.2 for judicial determination.

17.3 In the event that the application of clause 17.2 is waived by both Parties in writing, then and in such case the Parties irrevocably and unconditionally submit to the exclusive jurisdiction of the High Court of New Zealand at Wellington.

18.0 NOTICES

18.1 Any notice or other communication required to be given to the other party pursuant to this Agreement shall be deemed to have been sufficiently given if sent by facsimile transmission to that Party or by letter delivered to that Party either by registered mail or personal delivery at the numbers or addresses set out in Schedule
3 or such other address or numbers as may subsequently be notified by that Party for such purpose.

18.2 Notices sent by:

a) registered mail shall be deemed to have been received by the addressee four days after posting;

b) personal delivery shall be deemed to be received by the addressee on receipt thereof;

c) facsimile transmission shall be deemed to have been received by the addressee at the time of completion of the facsimile transmission, provided that if the facsimile transmission occurs at a time other than during the ordinary business hours of the addressee, the notice shall be deemed to have been received by the addressee at the opening of business on the next succeeding Working Day.

19.0 CONFIDENTIALITY

19.1 The Parties agree that the information acquired pursuant to this Agreement shall be kept confidential and that there shall be no press releases or public announcements unless and until the content and timing of such announcement has been mutually agreed between the Parties save and except those disclosures that are required by law, rules, or requirements of governments or stock exchanges.

20.0 WAIVER

20.1 No failure on the part of either Party to exercise, and no delay by either Party in exercising, any right under this Agreement shall operate as waiver of such right nor shall any single or partial exercise or waiver of any right under this Agreement preclude a party from exercising any other or further right in respect of any other or further default by the other Party whether of a like or of a different character.

21.0 VARIATION AND AMENDMENT

21.1 Except as expressly set out in this Agreement, no variation, amendment, modification or waiver of any provision of this Agreement shall be of any force or effect unless it is in writing and signed by both Parties.

22.0 ENTIRE AGREEMENT

22.1 This Agreement contains the entire agreement of and between the Parties with respect to the matters contained herein and supersede all prior agreements, undertakings, representations and warranties by or between the Parties (including their directors, officers, employees, and agents) relating to the subject matter contained in this Agreement.

23.0 SEVERABILITY

23.1 If any clause or provision of this Agreement shall be held illegal or unenforceable by any judgment of any Court or tribunal having competent jurisdiction, such judgment shall not affect the remaining provisions of this Agreement which shall remain in full force and effect as if such clause or provision held to be illegal or unenforceable had not been included in this Agreement.

24.0 ASSIGNMENT

24.1 Neither Party may assign or transfer its rights and obligations under this Agreement without the consent of the other
Party, such consent not to be unreasonably or arbitrarily withheld.

25.0 APPLICABLE LAW

25.1 This Agreement shall be governed by and construed in accordance with the laws of New Zealand.

IN WITNESS WHEREOF of this Agreement was executed on the day and year first written above.

SIGNED for and on behalf of
FLETCHER CHALLENGE ENERGY TARANAKI LIMITED
by:
Signature           /s/ G.M. Logan
Name and Title      G.M. Logan, General Manager

Witness
Signature           /s/ T. Ming-Wong
Name and Occupation Ming-Wong, Legal Adviser
Address             New Plymouth, NZ

SIGNED for and on behalf of
NGATORO ENERGY LIMITED
by:
Signature           /s/ D.J. Bennett
Name and Title      D.J. Bennett, CEO

Witness
Signature           /s/ J.R. Burt
Name and Occupation John Burt, Financial Controller
Address             284 Karori Road, Wellington, NZ

                           SCHEDULE 1

                         PERMIT HOLDERS
           AND THEIR RESPECTIVE PERCENTAGE INTERESTS
                     IN PMP 38148 (percent)
                      (as at 1 April 1997)

1.   Australia and New Zealand Petroleum Limited  15.00000

2.   Ngatoro Energy Limited   5.00000

3.   Fletcher Challenge Energy Taranaki Limited   29.78465

4.   Petroleum Resources Limited   20.43070

5.   Southern Petroleum (Ohanga) Limited     29.78465

          100.00000%

Notes:    1 and 4 are operated by New Zealand Oil & Gas Limited
     2 is operated by Indo Pacific Limited
     3 and 5 are operated by Fletcher Challenge Energy Limited